Exhibit 99.(6)(b)(iii)

PGIM Investments LLC

655 Broad Street

Newark, New Jersey 07102

AST Investment Services, Inc.

One Corporate Drive

Shelton, Connecticut 06484

July 1, 2024

The Board of Trustees of Advanced Series Trust

655 Broad Street

Newark, New Jersey 07102

Re: Contractual Fee Waivers

PGIM Investments LLC and AST Investment Services, Inc. (collectively, the “Manager”) hereby agree to cap expenses / reimburse certain expenses and/or waive a portion of their investment management fees as more particularly described and set forth for the Portfolios listed on Exhibit A hereto.

Very truly yours,

PGIM Investments LLC

By:	/s/ Timothy Cronin
Name:	Timothy S. Cronin
Title:	Senior Vice President

AST Investment Services, Inc.

By:	/s/ Timothy Cronin
Name:	Timothy S. Cronin
Title:	President

Exhibit A

AST Academic Strategies Asset Allocation Portfolio: The Manager has contractually agreed to waive 0.02% of its investment management fee through June 30, 2025. The Manager has also contractually agreed to waive 0.0002% of its investment management fee through June 30, 2025. The Manager and the Distributor have also contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the investment management and distribution fee received from other portfolios of the Trust due to the Portfolio’s investment in any such portfolios. In addition, the Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 1.13% of the Portfolio’s average daily net assets through June 30, 2025. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

AST Advanced Strategies Portfolio: The Manager has contractually agreed to waive 0.002% of its investment management fee through June 30, 2025. The Manager has also contractually agreed to waive 0.0262% of its investment management fee through June 30, 2025. The Manager and the Distributor have also contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the management and distribution fee received from other portfolios of the Trust due to the Portfolio’s investment in any such portfolios. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board of Trustees.

This is in addition to the contractual waiver of 0.062% and the contractual expense cap of 0.66% that are set to expire on June 30, 2025.

AST Balanced Asset Allocation Portfolio: The Manager has contractually agreed to waive 0.02% of its investment management fee through June 30, 2025. In addition, the Manager has contractually agreed to waive 0.0004% of its investment management fee through June 30, 2025. The Manager and the Distributor have also contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the investment management and distribution fee received from other portfolios of the Trust due to the Portfolio’s investment in any such portfolios. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

AST Capital Growth Asset Allocation Portfolio: The Manager has contractually agreed to waive 0.02% of its investment management fee through June 30, 2025. In addition, the Manager has contractually agreed to waive 0.0002% of its investment management fee through June 30, 2025. The Manager and the Distributor have also contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the investment management and distribution fee received from other portfolios of the Trust due to the Portfolio’s investment in any such portfolios. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

AST ClearBridge Dividend Growth Portfolio: The Manager has contractually agreed to waive 0.012% of its investment management fee through June 30, 2025. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board.

AST Cohen & Steers Realty Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 1.08% of the Portfolio’s average daily net assets through June 30, 2025. Expenses waived/reimbursed by the Manager may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board.

AST Core Fixed Income Portfolio: The Manager has contractually agreed to waive 0.0404% of its investment management fee through June 30, 2025. The Manager has also contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.72% of the Portfolio’s average daily net assets through June 30, 2025. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

AST Emerging Markets Equity Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 1.33% of the Portfolio’s average daily net assets through June 30, 2025. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board.

AST High Yield Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.85% of the Portfolio’s average daily net assets through June 30, 2025. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board.

AST International Equity Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 1.03% of the Portfolio’s average daily net assets through June 30, 2025. Expenses waived/reimbursed by the Manager may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board.

AST J.P. Morgan Global Thematic Portfolio: The Manager has contractually agreed to waive 0.048% of its investment management fee through June 30, 2025. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board.

AST J.P. Morgan Tactical Preservation Portfolio: The Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.93% of the Portfolio’s average daily net assets through June 30, 2025. Expenses waived/reimbursed by the Manager may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board.

AST Large-Cap Core Portfolio: The Manager has contractually agreed to waive 0.015% of its investment management fee through June 30, 2025. In addition, the Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.86% of the Portfolio’s average daily net assets through June 30, 2025. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

AST Large-Cap Growth Portfolio: The Manager has contractually agreed to waive 0.0473% of its investment management fee through June 30, 2025. In addition, the Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.90% of the Portfolio’s average daily net assets through June 30, 2025. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

This is an addition to the contractual waiver of 0.0010% that is set to expire on June 30, 2025.

AST Large-Cap Value Portfolio: The Manager has contractually agreed to waive 0.009% of its investment management fee through June 30, 2025. In addition, the Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.82% of the Portfolio’s average daily net assets through June 30, 2025. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

AST MFS Global Equity Portfolio: The Manager has contractually agreed to waive 0.0067% of its investment management fee through June 30, 2025. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board.

AST Mid-Cap Growth Portfolio: The Manager has contractually agreed to waive 0.0047% of its investment management fee through June 30, 2025. In addition, the Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 1.05% of the Portfolio’s average daily net assets through June 30, 2025. Expenses waived/reimbursed by the Manager may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

AST Mid-Cap Value Portfolio: The Manager has contractually agreed to waive 0.0051% of its investment management fee through June 30, 2025. The Manager has also contractually agreed to waive 0.0034% of its investment management fee through June 30, 2025. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

AST Preservation Asset Allocation Portfolio: The Manager has contractually agreed to waive 0.02% of its investment management fee through June 30, 2025. The Manager has also contractually agreed to waive 0.0007% of its investment management fee through June 30, 2025. The Manager and the Distributor have also contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the investment management and distribution fee received from other portfolios of the Trust due to the Portfolio’s investment in any such portfolios. In addition, the Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.90% of the Portfolio’s average daily net assets through June 30, 2025. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

AST Quantitative Modeling Portfolio: The Manager has contractually agreed to waive 0.02% of its investment management fee through June 30, 2025. The Manager and the Distributor have also contractually agreed to waive a portion of their investment management fee and distribution fee, respectively, equal to the amount of the investment management and distribution fee received from other portfolios of the Trust due to the Portfolio’s investment in any such portfolios. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.

AST Small-Cap Growth Portfolio: The Manager has contractually agreed to waive 0.004% of its investment management fee through June 30, 2025. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board.

AST T. Rowe Price Asset Allocation Portfolio: The Manager has contractually agreed to waive 0.0092% of its investment management fee through June 30, 2025. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board.

AST T. Rowe Price Growth Opportunities Portfolio: The Manager has contractually agreed to waive 0.0091% of its investment management fee through June 30, 2025. This arrangement may not be terminated or modified without the prior approval of the Trust’s Board.

AST T. Rowe Price Natural Resources Portfolio: The Manager has contractually agreed to waive 0.112% of its investment management fee through June 30, 2025. In addition, the Manager has contractually agreed to waive a portion of its investment management fee and/or reimburse certain expenses of the Portfolio so that the Portfolio’s investment management fee plus other expenses (exclusive, in all cases of, interest, brokerage, taxes (such as income and foreign withholding taxes, stamp duty and deferred tax expenses), extraordinary expenses, acquired fund fees and expenses, and certain other Portfolio expenses such as dividend and interest expense and broker charges on short sales) do not exceed 0.99% of the Portfolio’s average daily net assets through June 30, 2025. Expenses waived/reimbursed by the Manager for the purpose of preventing the expenses from exceeding a certain expense ratio limit may be recouped by the Manager within the same fiscal year during which such waiver/reimbursement is made if such recoupment can be realized without exceeding the expense limit in effect at the time of the recoupment for that fiscal year. These arrangements may not be terminated or modified without the prior approval of the Trust’s Board.